# 《独家业务合作协议》补充协议
# Amendment to Exclusive Business Cooperation Agreement

本《独家业务合作协议》补充协议（下称"本协议"）由以下双方于 2008 年 3 月 24 日在中华人民共和国西安市签署。

This Amendment to Exclusive Business Cooperation Agreement (this "Agreement") is made and entered into by and between the following Parties on March 24, 2008 in Xi'an, the People's Republic of China.

**甲方：** **旭鸿实业（西安）有限公司**
地址： 西安高新区新型工业园信息大道 1 号
**Party A:** **Redsky Industrial (Xi'an) Co., Ltd.**
Address: No.1, Information Avenue, New Type Industry Garden, Hi-Tech Zone, Xi'an.

**乙方：** **西安市宝润实业发展有限公司**
地址： 西安市火炬路 7 号东新世纪广场 10720 室
**Party B:** **Xi'an Baorun Industrial Development Co., Ltd.**
Address: Room 10720, Dongxin Century Plaza, No.7, Huoju Road, Xi'an

甲方和乙方以下各称为"一方"，统称为"双方"。

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

鉴于：
Whereas,

1. 2007 年 10 月 19 日甲方和乙方签署了一份《独家业务合作协议》（以下简称"《独家业务合作协议》"）。根据《独家业务合作协议》，甲方同意利用其人力、技术和信息优势，向乙方提供成品油业务的独家全面业务支持（技术、咨询等）服务，乙方同意接受甲方或其指定方提供咨询和服务；
   On October 19, 2007, Party A and Party B entered into an Exclusive Business Cooperation Agreement (the "Exclusive Business Cooperation Agreement") whereby, among other matters, Party A agreed to provide Party B with exclusive technical, consulting and other services in relation to refined oil business utilizing its own advantages in human resources, technology and information, and Party B agreed to accept such services provided by Party A or Party A's designee(s);

2. 经友好协商，甲方和乙方希望变更《独家业务合作协议》的若干条款；
   After mutual friendly discussions, Party A and Party B wish to amend certain of the terms of the Exclusive Business Cooperation Agreement;

据此，甲方和乙方经协商一致，达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1. **主要条款**
**PRINCIPAL**

1.1 甲方和乙方特此修改《独家业务合作协议》第 2 条，修改后的第 2 条为：
Party A and Party B hereby amend Article 2 of the Exclusive Business Cooperation Agreement to read in its entirety as follows:

“双方同意，就本协议项下甲方向乙方提供的各项服务，乙方应将相当于其净收入 100%的款项支付给甲方作为服务费（“服务费”）。服务费应当按月支付；经甲方事先书面同意，服务费的金额可以根据乙方的经营需要进行调整。乙方应于每月最后一天的 30 日内，(a) 向甲方提供乙方当月的管理报表和经营数据，包括乙方在当月的净收入额（“每月净收入”）；(b) 将每月净收入的 100%支付给甲方（“月付款”）。乙方应于每个财政年度末的 90 日内，(a) 向甲方提供乙方在本财政年度的经审计的财务报表，该财务报表应当经由甲方批准的独立注册会计师审计并认证；(b) 如果按照经审计的财务报表显示，本财政年度内乙方向甲方支付的月付款的总额有任何不足，乙方应向甲方支付差额。双方同意，如果乙方经营出现的亏损，应由甲方承担或弥补乙方亏损的 100%，具体承担或弥补方式包括由甲方安排向乙方提供贷款，或双方届时另行协商并以书面确定的其他方式。”
“Both Parties agree that, in consideration of the services provided by Party A, Party B shall pay Party A fees (the “Service Fees”) equal to 100% of the net income of Party B. The Service Fees shall be due and payable on a monthly basis; upon the prior written consent by Party A, the rate of Service Fees may be adjusted pursuant to the operational needs of Party B. Within 30 days after the end of each month, Party B shall (a) deliver to Party A the management accounts and operating statistics of Party B for such month, including the net income of Party B during such month (the “Monthly Net Income”), and (b) pay 100% of such Monthly Net Income to Party A (each such payment, a “Monthly Payment”). Within ninety (90) days after the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the shortfall, if any, of the net income of Party B for such fiscal year, as shown in such audited financial statements, as compared to the aggregate amount of the Monthly Payments paid by Party B to Party A in such fiscal year. The Parties agree that if Party B incurs any loss, Party A shall assume or make up 100% of the loss of Party B, by way of providing loan to Party B or by other methods to be mutually agreed by the Parties in writing at such time.”

1.2 除过本协议第 1 条规定之外，《独家业务合作协议》将持续有效。
Other than as provided in this Section 1, the Exclusive Business Cooperation Agreement shall continue in full force and effect.

2. **其它规定**
**MISCELLANEOUS**

2.1 除在此变更、补充、修改或替代之外，《独家业务合作协议》仍将持续有效并对协议各方均有约束力。本协议将在协议各方签署后立即生效。
Except as modified, supplemented, amended or superseded hereby, the Exclusive Business Cooperation Agreement shall remain in full force and effect and binding by and between the Parties. This Agreement shall take immediate effect upon execution by all Parties hereto.

2.2 为实现协议各方的目的和本协议的目的，以及完成本协议所述交易，甲方和乙方应当从事或使其从事进一步的行动，并签署和交付任何其它方所可能合理要求的全部其它协议、证书、文件和材料。每一方特此同意在董事会和股东会上，无论何种模式只要必要，行使其权利以实现本协议的目的，并避免以任何方式通过与本协议任何条款不符的内容。
Party A and Party B shall do and perform or cause to be done and performed such further arts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Each Party hereby agrees to exercise its rights at board meetings and at shareholders' meetings in whatever manner is necessary to accomplish the purposes of this Agreement, and to refrain from voting, in any manner not consistent with any provisions of this Agreement.

2.3 《独家业务合作协议》第 12 条经适当修改仍适用于本协议，并融入本协议之中，就好像在此全面列出，且在那些条款中对“本协议”的相关规定亦为本协议的相关规定。
The provisions of Article 12 of the Exclusive Business Cooperation Agreement shall apply, *mutatis mutandis*, to this Agreement, and are hereby incorporated into this Agreement as if set out in full herein and as if references in those Articles to "this Agreement" are references to this Agreement.

2.4 本协议可以签署在不同的复本上，所有复本构成一个相同的文件。在任何目的下，任何通过传真交付的复本或签字页将被视为交付方对本协议一个良好和有效的签署和交付。
This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

2.5 本协议由中文和英文书具。如果中英文有任何歧义，以中文版本为准。

The Agreement shall be executed in both Chinese and English languages. In the event of a discrepancy between the two language versions, the Chinese version shall prevail.

**[签字页后附]**

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

**甲方：　旭鸿实业（西安）有限公司**
**Party A: Redsky Industrial (Xi'an) Co., Ltd.**

签字：
By: /s/Gao Xincheng
姓名：高新成
Name: Gao Xincheng
职位：法定代表人
Title: Legal Representative

**乙方：　西安市宝润实业发展有限公司**
**Party B: Xi'an Baorun Industrial Development Co., Ltd.**

签字：
By: /s/Gao Xincheng
姓名：高新成
Name: Gao Xincheng
职务：法定代表人
Title: Legal Representative